Exhibit 99.2

Web.com Announces Executive Transition

JACKSONVILLE, FL – August 17, 2009 – Web.com Group, Inc.  (NASDAQ: WWWW), a leading provider of online marketing for small businesses, today announced that Jeff Stibel tendered his resignation as President and member of the Board of Directors effective September 30, 2009.  He has agreed to assist the company through a transition process for the remainder of 2009.  Mr. Stibel intends on pursuing other business ventures, focusing on his upcoming book Wired for Thought and continuing in his role as a director for a number of private and public companies, as well as Brown University’s Entrepreneurship Program and Tufts University’s Gordon Center for Leadership.

David Brown, Chairman and CEO of Web.com, said “Since Website Pros acquired Web.com nearly two years ago, Jeff played an important role in completing the integration of our two companies.  His efforts contributed to our combined company delivering record levels of profitability and cash flow.  We look forward to his on-going contributions throughout the upcoming transition process and wish him the best of luck with his personal and professional initiatives.”

Jeff Stibel stated, “It has been a rewarding experience to have worked with David, in addition to the outstanding team at Web.com.  I am incredibly proud of the progress and success that Web.com has achieved and am honored to have been a part of that.  Web.com has streamlined its operations, completed a difficult migration process and continued to expand its partnership channels.  In doing so, we demonstrated the scalability potential of the company’s business model.  I am confident that Web.com has the foundation in place to drive long-term growth and profitability, and the company is well positioned to capitalize on the leadership position it has established in online marketing for small and medium sized businesses.”

About Web.com

Web.com Group, Inc. (NASDAQ: WWWW) is a leading provider of online marketing for small businesses. Web.com offers a full range of online services, including Internet marketing and advertising, local search, search engine marketing, search engine optimization, lead generation, home contractor specific leads, website design and publishing, logo and brand development and eCommerce solutions, meeting the needs of small businesses anywhere along their lifecycle. For more information on the company, please visit http://www.web.com or call 1-800-GETSITE.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Exhibit 99.2
Forward-Looking Statements
This press release includes certain "forward-looking statements" including, without limitation, statements regarding Web.com’s expectations about its future financial performance and market position as well as expectations about the growth in markets, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements These forward-looking statements include, but are not limited to, expectations and other statements contained in this press release that are not historical facts.  These statements are sometimes identified by words such as “confident” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com’s actual results could differ materially from those anticipated in these forward-looking statements.  These statements are based on our current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, our ability to integrate Web.com businesses, our ability to maintain our sales efficiency, our ability to maintain our existing, and develop new, strategic relationships, the number of our net subscriber additions and our monthly customer turnover.  These and other risk factors are set forth under the caption "Risk Factors" in Web.com’s Annual Report on Form 10-Q for the quarter ended June 30, 2009, as filed with the Securities and Exchange Commission, which is available on a website maintained by the Securities and Exchange Commission at  www.sec.gov.  Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contact:
Kori Doherty
ICR
617-956-6730
kori.doherty@icrinc.com

Source:  Web.com